UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AERPIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AERPIO PHARMACEUTICALS, INC.

9987 Carver Road

Cincinnati, Ohio  45242

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

June 24, 2020

Dear Aerpio Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Aerpio Pharmaceuticals, Inc. to be held on Wednesday, June 24, 2020 at 10:30 a.m. Eastern Time at 9987 Carver Road, Suite 420, Cincinnati OH 45242 for the following purposes:

•

To elect two Class III directors, Joseph Gardner and Steven Prelack, to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•

To approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Board of Directors has fixed April 27, 2020 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by returning the enclosed proxy in the envelope provided, or vote by telephone, or over the Internet or in person at the Annual Meeting.

Thank you for being an Aerpio stockholder. We look forward to seeing you at our Annual Meeting.

By Order of the Board of Directors,

Joseph Gardner, Ph.D.

President & Founder

Principal Executive Officer

April 27, 2020

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible over the Internet, by telephone or by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save Aerpio the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 24, 2020

This Proxy Statement contains information about the 2020 Annual Meeting of Stockholders, or the Annual Meeting, of Aerpio Pharmaceuticals, Inc., which will be held at 10:30 a.m. Eastern Time on Wednesday, June 24, 2020 at the offices of Aerpio Pharmaceuticals, Inc., which is located at 9987 Carver Road, Suite 420, Cincinnati Ohio 45242. Our board of directors (the “Board”) solicits your proxy on our behalf for the Annual Meeting and at any postponement or adjournment of the Annual Meeting for purposes set forth in this Proxy Statement.

We currently intend to hold our annual meeting in person. However, we are actively monitoring the ongoing coronavirus (COVID-19) pandemic. We are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our corporate website at www.aerpio.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

In this Proxy Statement the terms "Aerpio," "the company," "we," "us," and "our" refer to Aerpio Pharmaceuticals, Inc. The mailing address of our principal executive offices is Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.  If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting.  You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2019 available to stockholders on or about May 8, 2020.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to seek stockholder approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such stockholder approval must be conducted. We have taken advantage of these reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies that are not emerging growth companies in which you hold stock.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 24, 2020:

This proxy statement and our 2019 Annual Report to Stockholders are available for viewing, printing and downloading at [https://www.astproxyportal.com/ast/21404/]

A copy of our Annual Report on Form 10K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary.  This proxy statement and our Annual Report on Form 10K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at www.sec.gov.

AERPIO PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Access to Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about May 8, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2020 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2019 Annual Report to Stockholders, or 2019 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2020 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2019 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2020 Annual Meeting of Stockholders, this proxy statement and our 2019 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Record Date	April 27, 2020
Quorum	A majority of the voting power of all outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	shares of common stock outstanding as of April 27, 2020.

Voting	There are four ways a stockholder of record can vote:
(1) (2)

By Internet: You may vote over the Internet by following the instructions provided in the Notice.

By Telephone: If you requested printed copies of the proxy materials by mail, you may vote over the telephone by following the instructions provided in the proxy materials.

(3) By Mail: If you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials.

(4)

In Person: If you are a stockholder as of the record date, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by Internet and telephone must be received by 11:59 p.m. Eastern Time on June 23, 2020. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy

Before the polls close, stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the Internet or telephone before the cutoff time (your latest Internet or telephone proxy is the one that will be counted), unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on each proposal presented at the Annual Meeting:

For Proposal One, the election of directors, the two nominees receiving the plurality of votes properly cast will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors.

For Proposal Three, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and "broker nonvotes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have no effect on the approval of a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors or the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. We have been informed that the NYSE proxy compliance group has determined that Proposals Two and Three, the approval of a potential amendment to our Amended and Restated Certificate of Incorporation and the ratification of the appointment of Ernst & Young LLP, respectively, are considered routine matters where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the Notice and our proxy materials and solicitation of the proxies. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2021 annual meeting and the term of the Class II directors expires at the 2022 annual meeting. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Director Nominees

Two of the three directorships expiring this year in Class III directorships, specifically Chau Khuong and Muneer A. Satter who have served as directors since 2017, were not nominated for re-election and their terms as directors will expire at the Annual Meeting.

In order to achieve a more equal balance of membership among the Company’s classes of directors in accordance with the Company’s amended and restated bylaws, it is intended that one of our current directors, Steven Prelack, would move from Class II to Class III. To effect this, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Steven Prelack for election as a Class III director at the Annual Meeting, and Steven Prelack has provided a conditional notice of his intention to resign from Class II of the Board, which will only become effective if he is elected by our stockholders to Class III of the Board at the Annual Meeting. Assuming he is elected by the stockholders, Steven Prelack’s designation will change from a Class II director to Class III director following the Annual Meeting and he will serve as a director until the annual meeting of the stockholders in 2023 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. If Steven Prelack is not elected by our stockholders to serve as a Class III member of the Board at the Annual Meeting, his conditional resignation will not take effect, and he will continue to serve as a member of the Board in Class II.

Based on the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated Joseph Gardner and Steven Prelack for election as directors to serve for a three-year term ending at the 2023 Annual Meeting or until their successors are elected and qualified. Joseph Gardner and Steven Prelack are current members of our Board and have consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Aerpio and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with Aerpio and who are otherwise "independent" directors under the published listing requirements of the Nasdaq Capital Market ("Nasdaq").

Director Nominees

The Class III nominees for director along with their biographical information are set forth below:

Name	Age	Position(s)	Director Since
Joseph Gardner, Ph.D. *	64	President, Founder and Director	2011	III - 2023
Steven Prelack	62	Director	2017	III - 2023

* Employee of Aerpio; biographical information presented below under the section titled “Executive Officers.”

Steven Prelack has served on Aerpio’s board of directors since March 2017. Mr. Prelack has been the Chief Operating Officer and Senior Vice President of VetCor, Inc. since 2010. Formerly, he served as a director and audit committee chair at Pieris Pharmaceuticals, Inc. until June 2019 and Galectin Therapeutics Inc. until December 2017. Mr. Prelack is a CPA and has a B.B.A. in Finance and Accounting from the University of Massachusetts, Amherst. We believe that Mr. Prelack is qualified to serve as a director based on his industry experience and service on multiple company boards.

Continuing Directors

The directors continuing their term and respective biographical information are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	49	Director	2017	I - 2021
Cheryl Cohen	54	Director	2018	I - 2021
Anupam Dalal, M.D.	48	Director	2011	II - 2022
Pravin Dugel, M.D.	56	Director	2017	II - 2022

Caley Castelein, M.D. has served on Aerpio’s board of directors since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital since 2013. He is a director for ViewRay, Alivecor, Boreal and Newbridge Pharmaceuticals. Dr. Castelein received his M.D. from University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.

Cheryl Cohen has served on Aerpio’s board of directors since June 2018. Ms. Cohen currently serves as president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, which she incorporated in 2008. From 2011 to 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., where she established and led the company's commercial organization and was responsible for the U.S. launch of Xtandi® (enzalutamide) for metastatic castration-resistant prostate cancer. Ms. Cohen held leadership roles for over a decade at Johnson & Johnson, including as vice president, strategic commercial group, Health Care Systems, Inc., and as vice president, rheumatology franchise, Centocor, Inc. Ms. Cohen began her career at Solvay Pharmaceuticals, Inc. in a variety of sales positions. Ms. Cohen currently serves on the boards of directors of MEI Pharma, Inc., Novus Therapeutics, Inc. and NantKwest, Inc. Previously, she served on the boards of directors of CytRx Corporation from June 2015 to October 2016 and Vital Therapies, Inc. from July 2015 to April 2019. Ms. Cohen received her B.A. from Saint Joseph College. We believe that Ms. Cohen is qualified to serve as director based on her industry experience and service on multiple company boards.

Anupam Dalal, M.D. has served on Aerpio’s board of directors since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners. He was a Founder and Managing Member of KVP Capital. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.

Pravin U. Dugel, M.D. has served as a member of Aerpio’s board of directors since March 2017. Since 1994, Dr. Dugel has served as the Managing Partner of Retinal Consultants of Arizona and is a Founding Member of the Spectra Eye Institute. He is a Clinical Professor at the USC Roski Eye Institute, Keck School of Medicine at the University of Southern California. Dr. Dugel serves on the Advisory Board of Acucela, Inc. and as a member of the Scientific Advisory Board at MacuSight, Inc., Alcon Surgical, Genentech and Novartis. He also serves as a Member of the Medical Advisory Board at TrueVision Systems, Inc. and a Member of the Clinical Advisory Board at Opthea Limited. Dr. Dugel received his M.D. from UCLA School of Medicine and his B.A. from Columbia University. We believe that Dr. Dugel is qualified to serve as a director based on his industry experience and service on multiple boards.

Directors Departing Office Following the Annual Meeting

Chau Khuong and Muneer A. Satter, who have served as directors since 2017, were not nominated for re-election and their terms as directors will expire at the Annual Meeting.

Chau Khuong has served on Aerpio’s board of directors since April 2014. Since 2003, Mr. Khuong has been a Private Equity Partner at OrbiMed Advisors, LLC. He is currently on the boards of Synlogic, Cerapedics, ReViral Ltd., NextCure, Graybug Vision and Inspire Medical Systems. Mr. Khuong holds a B.S. in Molecular, Cellular and Developmental Biology and a Master’s in Public Health, both from Yale University.

Muneer A. Satter has served as a member of Aerpio’s board of directors since October 2013. Mr. Satter has been Founder and Managing Partner of Satter Medical Technology Partners, L.P. since 2016, Chairman of Satter Investment Management, LLC since 2012, and he also manages the Satter Foundation. Prior to Satter Investment Management, Mr. Satter was a partner at the Goldman Sachs Group, Inc., where he spent 24 years in various roles, most recently as the Global Head of the Mezzanine Group in the Merchant Banking Division, where he raised and managed over $30 billion of assets and was also Chairman of the Risk Committee overseeing $80 billion of assets. Mr. Satter was Chairman of the board of directors of Akebia Therapeutics, Inc. from May 2013 to December 2018 and was Chairman and director of Vital Therapies, Inc. from October 2012 to October 2018. Mr. Satter is a director of Annexon Biosciences, Inc. He also serves as Vice Chairman of the Goldman Sachs Foundation and GS Gives, is a director of World Business Chicago, is on the Board of Advisors of the American Enterprise Institute and Accelerate Institute, is on the board of directors of the Navy SEAL Foundation, Northwestern Medical Group and is on the Board of Trustees of Northwestern University where he is Chairman of the Finance Committee, as well as on the Board of Trustees of the U.S. Olympic and Paralympic Foundation. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

EXECUTIVE OFFICERS

Our executive officers as of April 27, 2020 and their biographical information are set forth below:

Name	Age	Position(s)
Executive Officers:
Joseph Gardner, Ph.D.	64	President, Principal Executive Officer
Regina Marek	51	Vice President, Principal Financial and Accounting Officer
Kevin G. Peters, M.D.	63	Chief Scientific Officer and acting Chief Medical Officer

Joseph Gardner, Ph.D. has served as Aerpio’s President and Founder since December 2011 and served as our Chief Executive Officer from December 2011 until December 2017. Dr. Gardner co-founded Akebia Therapeutics, Inc., a biopharmaceutical company, in 2007 and has been an Advisor for Akebia since 2013. He served as the Chief Executive Officer, President and as a member of the board of directors of Akebia until September 2013. Prior to that, Dr. Gardner worked in pharmaceutical discovery and development at Procter & Gamble Pharmaceuticals, Inc. for 23 years, including two years in P&G’s health care mergers and acquisition group and 10 years managing discovery licensing. He served as a Director of Chemistry and Intellectual Property Management of the Pharmaceutical Division of Procter & Gamble, and as a Director of Juvenile Diabetes Research Foundation International Inc. Dr. Gardner received his B.S. with honors in Biological Chemistry from Tulane University in 1977, earned his M.S. in Chemistry in 1980 from Utah State University and Ph.D. in 1983 in Medicinal Chemistry from University of Wisconsin. We believe that based on Dr. Gardner’s knowledge of our company, industry and business and his service as our former Chief Executive Officer and President, Dr. Gardner is qualified to serve on our board of directors.

Regina Marek has served as Aerpio’s Vice President of Finance and Principal Financial and Accounting Officer since August 2018.  From July 2014 to July 2018, Ms. Marek served as vice president, corporate controller and vice president, integration for Milacron Holdings Corp. From 2012 to 2014, Ms. Marek was vice president of internal audit at Macy’s, Inc. and, prior to that she held multiple roles at Owens Corning from 2005 to 2012, including controller of the residential insulation business and director of internal audit for the global composites business. Ms. Marek started her career at Ernst & Young LLP and worked as an auditor and senior manager in the transaction advisory service practice group. Ms. Marek is a licensed and active Certified Public Accountant and received her B.S.B.A in Accounting from John Carroll University and her M.B.A. from Bowling Green State University.

Kevin G. Peters, M.D. has served as Aerpio’s Chief Scientific Officer since November 2011 and as acting Chief Medical Officer since May 2019. Dr. Peters guided the development of AKB-9778 and ARP-1536 while at Akebia Therapeutics, Inc., and continues to be in charge of scientific discovery and development for Aerpio. From 2006 to 2010 he served as Group Medical Director of Cardiovascular and Metabolic Disease in Global and Discovery Medicine at Bristol Myers Squibb Co., and from 1998 to 2006 he served as head of Therapeutic Angiogenesis research at P&G Pharmaceuticals Inc. Dr. Peters served  as an Associate Professor of Medicine and Pharmacology in the Division of Cardiology at Duke University Medical Center. After receiving his M.D. from the University of Iowa, Dr. Peters completed an internal medicine residency at the University of Minnesota, a clinical fellowship in cardiology at the University of Iowa and a research fellowship as UCSF. He received and B.A. in Biology and Chemistry (double major) Summa Cum Laude from Augustana College.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Amended and Restated Certificate of Incorporation states that the number of directors shall be fixed exclusively by our Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Amended and Restated Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Company then entitled to vote generally on the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the supermajority (66 2/3%) of the directors then in office, even if less than a quorum.

Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Amended and Restated Certificate of Incorporation and our bylaws, if elected, our Class III directors will serve until the 2023 annual meeting of stockholders; our Class I directors will serve until the 2021 annual meeting of stockholders; and our Class II directors will serve until the 2022 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a director or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Directors Independence

Our securities are listed on the Nasdaq Capital Market which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our Board has determined that all members of the Board, except Joseph Gardner, are independent directors. Joseph Gardner is not an independent director under these rules because he is an executive officer of our company. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board and each of our committees complies with all applicable requirements of the Nasdaq Capital Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications in writing to our Secretary at Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

We have established a role of the chairman of the board, Muneer A. Satter, we plan to keep this role separated from the role of Principal Executive Officer. We believe that separating these positions allows our Principal Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Principal Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’ oversight responsibilities continue to grow. Our amended and restated by-laws and corporate governance guidelines require that our chairman of the board not be an employee or an executive officer of our company, and our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” located in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Meetings and Attendance

The Board held 14 meetings during 2019, and each of the incumbent directors of the board attended at least 75% of the aggregate of all meetings of the board and all meetings of committees of our board upon which they served (during the periods that they served) during 2019. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Members of our board are encouraged to attend annual meetings of our stockholders. Seven directors attended the 2019 Annual Meeting of Stockholders.

Board Committees

We have established the following board committees: audit committee, compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a charter adopted by our Board. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and the Nasdaq Capital Market.

The following table sets forth which directors currently serve on each committee of the Board.

Name	Nominating and Corporate Governance	Compensation	Audit
Caley Castelein, M.D.			M
Cheryl Cohen		M	M
Anupam Dalal, M.D.		CH
Chau Khuong (2)	CH
Steven Prelack (1)			CH
Muneer A. Satter (2)	M

(1)	Nominated for re-election in Proposal One
(2)	Director terms end at the 2020 Annual Meeting of Stockholders. Following the departure of these directors, we intend to appoint new members to this committee
(CH)	Chairperson of the Committee
(M)	Member

Audit Committee

Steven Prelack, Caley Castelein and Cheryl Cohen serve on the Audit Committee, which is chaired by Steven Prelack. Our Board has determined that Steven Prelack, Caley Castelein and Cheryl Cohen are “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Steven Prelack as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and making recommendations to our Board regarding all such transactions; and
•	reviewing quarterly earnings releases.

The Audit Committee held four meetings during 2019. A copy of the Audit Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Committee

Anupam Dalal and Cheryl Cohen serve on the Compensation Committee, which is chaired by Anupam Dalal. Our Board has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the independent directors on the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the independent directors on the Board the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to the independent directors on the Board regarding grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and approving or recommending to the independent directors on the Board the cash compensation of our other executive officers;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the independent directors on the Board the compensation of our directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee held four meetings during 2019. A copy of the Compensation Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Consultant

As a part of determining compensation for our named executive officers, the compensation committee has engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the compensation committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices of our peer group;
•	compensation programs for executives and all of our employees; and
•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the compensation committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to us by Radford, the amount of fees we paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any of our executive officers, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the compensation committee, and any shares of our stock owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee has not created any conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq Capital Market listing standards promulgated pursuant to Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Chau Khuong and Muneer A. Satter currently serve on the Nominating and Corporate Governance Committee, which was chaired by Chau Khuong. Messrs. Khuong and Satter, who have served as directors since 2017, were not nominated for re-election and their terms as directors will expire at the Annual Meeting. Following the departure of these directors, we intend to appoint new members to this committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of our Board and management.

The Nominating and Corporate Governance Committee held one meeting during 2019. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Our Board may from time to time establish other committees.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our Amended and Restated Certificate of Incorporation and bylaws. Our corporate governance guidelines are available on our website at www.aerpio.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, those guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.aerpio.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policies prohibit all directors, executive officers, and certain employees from buying or selling derivatives on our securities, engaging in hedging transactions involving our securities or holding our securities in a margin account, and only allow our securities to be pledged as collateral for a loan with the prior approval by the Audit Committee which must have at least two (2) weeks to consider any such request for approval. To date no such requests have been made or approved.

EXECUTIVE COMPENSATION

The following summarizes the compensation earned by our executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) for the year ending December 31, 2019. This section also discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.

The named executive officers for the year ended December 31, 2019 were as follows:

•	Joseph H. Gardner Ph.D., our President, Founder and Principal Executive Officer
•	Regina Marek, our Vice President of Finance and Principal Financial and Accounting Officer;
•	Kevin G. Peters, M.D., our Chief Scientific Officer and acting Chief Medical Officer
•	Stephen Hoffman, M.D., Ph.D., our former Chief Executive Officer
•	Michael Rogers, our former Chief Financial and Business Officer

Elements of Executive Compensation

Base Salaries

Base salaries for the named executive officers are determined annually by the compensation committee, subject to review and approval by the Board, based on the scope of each officer’s responsibilities along with his respective experience and contributions during the prior year. When reviewing base salaries, the compensation committee takes factors into account such as each officer’s experience and individual performance, our performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.

Annual Cash Bonuses

All of the named executive officers participate in the Aerpio Pharmaceuticals, Inc. Senior Executive Cash Incentive Bonus Plan, or the Incentive Plan, which promotes and rewards the executives for the achievement of key strategic and business goals. The 2019 Incentive Plan period covered the 12-month period beginning on January 1, 2019 and ending on December 31, 2019. For the 2019 Incentive Plan period, the target annual bonus as a percentage of base salary, as determined based on the salary earned throughout the bonus plan period, for each of the named executive officers is further described in the section titled “Executive Compensation—Employment Agreements.” At the beginning of the 2019 bonus plan period, the Compensation Committee established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of our company. At the end of the 2019 bonus plan period, the Compensation Committee met and evaluated the performance of the Company against the specified performance goals. Based on its evaluation, the Compensation Committee recommended, and the Board approved, that we achieved 95% of our corporate goals. Consequently, the Board approved payment of cash bonuses to the named executive officers for the 2019 bonus plan period in the amounts reported in the “Summary Compensation Table—2019” below.

Equity Awards

The named executive officers have historically participated in Aerpio’s 2011 Equity Incentive Plan, or 2011 Plan, and the Stock Option and Incentive Plan, or 2017 Plan.

In February 2019, we made annual equity award grants to each of our named executive officers. We granted Dr. Gardner an option to purchase 150,000 shares of our common stock, Ms. Marek an option to purchase 30,000 shares of our common stock, Dr. Peters an option to purchase 125,000 shares of our common stock, Dr. Hoffman an option to purchase 365,000 shares of our common stock and Mr. Rogers an option to purchase 215,328 shares of our common stock each having an exercise price of $3.27 per share, which was the closing price of our stock on the date of grant. These options vest 25% on the first anniversary of the applicable vesting commencement date and then in 36 monthly installments thereafter, in each case subject to the executive continuing to provide services through each such vesting date. These equity awards serve to align the interests of our named executive officers with our stockholders.

In May 2019, we made an equity award grant to each of our named executive officers. We granted Dr. Gardner an option to purchase 349,350 shares of our common stock, Ms. Marek an option to purchase 153,300 shares of our common stock, Dr. Peters an option to purchase 266,550 shares of our common stock, Dr. Hoffman an option to purchase 709,050 shares of our common stock and Mr. Rogers an option to purchase 430,500 shares of our common stock each having an exercise price of $1.04 per share, which was the closing price of our stock on the date of grant. These options vest 50% on June 30, 2020 and 50% on June 30, 2021, in each case subject to the executive continuing to provide services through each such vesting date. Dr. Peters and Mr. Rogers received an additional option to purchase 63,250 and 169,500 shares, respectively, of our common stock in May 2019 with an exercise price of $1.04 per share. This option vests 25% on the first anniversary of the applicable vesting commencement date and then in 36 monthly installments thereafter, subject to the executive continuing to provide services through each such vesting date. These equity awards serve to retain our named executive officers.

We believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period.

Other Benefits

Our named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, our employee stock purchase plan and basic health benefits that are generally available to all of our employees.

Summary Compensation Table – 2019

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)		Total ($)

Joseph Gardner	2019	420,000	510,423	199,500	1,069	(3)	1,130,992
President and Founder, Principal Executive Officer	2018	410,000	333,297	266,500	1,069	(3)	1,010,866
Kevin Peters	2019	360,000	450,200	136,800	1,069	(3)	948,069
Chief Medical and Scientific Officer	2018	350,000	222,198	159,250	1,069	(3)	732,517
Regina Marek (4)	2019	244,643	168,866	71,708	373	(3)	485,590
VP Finance, Principal Financial and Accounting Officer	2018	93,750	171,357	36,563	155	(3)	301,825
Stephen Hoffman (5)	2019	393,506	1,160,363	—	534,832	(6)	2,088,701
Former Chief Executive Officer	2018	470,000	666,595	305,500	1,069	(3)	1,443,164
Michael Rogers (7)	2019	317,178	800,036	—	470,526	(8)	1,587,740
Former Chief Financial and Business Officer	2018	375,000	319,966	195,000	697	(3)	890,663
(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2019 and 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options. Option award for Mr. Hoffman includes $6,488 for one-year additional vest of May 14, 2019 award. Option award for Mr. Rogers includes $3,939 for one-year additional vest of May 14, 2019 award.

(2)	Amounts represent cash bonuses earned for performance in 2019 and 2018 based upon achievement of corporate performance goals for the respective year.
(3)	Amounts represent the dollar value of life insurance premiums paid by us on behalf of the named executive officers.
(4)

Ms. Marek commence her employment with us as Vice President of Finance in August 2018. The amounts reported for her base salary and annual incentive bonus were prorated to reflect her partial year of service. Her annualized 2018 base salary was $225,000.

(5)	Dr. Hoffman departed our Company in October 2019.
(6)

Pursuant to his separation agreement, Dr. Hoffman received $520,684 severance payments (consisting of $498,200 in salary continuation and $22,484 in COBRA continuation), $13,095 accrued vacation and $1,053 dollar value of life insurance premiums paid by the company

(7)	Mr. Rogers departed our Company in October 2019.
(8)

Pursuant to his separation agreement, Mr. Rogers received $447,834 severance payments (consisting of $415,000 salary continuation and $32,834 in COBRA continuation), $22,082 accrued vacation and $610 dollar value of life insurance premiums paid by the company.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2019:

	Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date
Joseph Gardner	5/14/2019	—	349,350	2	1.04	5/14/2029
President and Founder,	2/15/2019	—	150,000	1	3.27	2/15/2029
Principal Executive Officer	4/23/2018	62,500	87,500	1	3.59	4/23/2028
	12/14/2017	135,000	—	1	5.50	12/14/2027
	2/18/2014	207,628	—	1	2.11	2/18/2024
	3/22/2012	27,727	—	1	1.66	3/22/2022
Kevin Peters	5/14/2019	—	63,250	1	1.04	5/14/2029
Chief Medical and Scientific	5/14/2019	—	266,550	2	1.04	5/14/2029
Officer	2/15/2019	—	125,000	1	3.27	2/15/2029
	4/23/2018	41,667	58,333	1	3.59	4/23/2028
	3/22/2012	1,912	—	1	1.66	3/22/2022
Regina Marek	11/4/2019	—	44,300	2	0.56	11/4/2029
VP of Finance, Principal	5/14/2019	—	153,300	2	1.04	5/14/2029
Finance and Accounting Officer	2/15/2019	—	30,000	1	3.27	2/15/2029
	8/9/2018	26,667	53,333	1	3.49	8/9/2028
Stephen Hoffman	5/14/2019	354,525	—	3	1.04	10/15/2021
Former Chief Executive Officer	2/15/2019	152,083	—	3	3.27	1/13/2020
	4/23/2018	187,500	—	3	3.59	1/13/2020
	12/14/2017	415,091	—	3	5.50	1/13/2020
Michael Rogers	5/14/2019	60,030	—	4	1.04	1/13/2020
Former Chief Financial and	5/14/2019	215,250	—	4	1.04	10/15/2021
Business Officer	2/15/2019	89,720	—	4	3.27	1/13/2020
	4/23/2018	90,000	—	4	3.59	1/13/2020
	12/14/2017	213,650	—	4	5.50	1/13/2020
(1)

Unless otherwise noted, each option vests 25% on the first anniversary of the vesting commencement date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(2)	Vests 50% on June 30, 2020, then vests 50% on June 30, 2021, subject to the holder continuing to provide services to the Company through such vesting date.
(3)

Dr. Hoffman departed from the Company on October 15, 2019. Based on his Separation Agreement, he received one year of additional vesting with respect to all his outstanding options.  All such options remained exercisable for 90 days following his separation, except that the exercise period with respect to one option remains exercisable for 2 years following his separation.

(4)

Mr. Rogers departed from the Company on October 15, 2019. Based on his Separation Agreement, he received one year of additional vesting with respect to all his outstanding options. All such options remained exercisable for 90 days following his separation, except that one option award remains exercisable for 2 years following his separation.

Employment Agreements

We have entered into employment agreements with each of our named executive officers and our other executive officers. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause. We have also entered into a separation and release agreement with each of Stephen Hoffman, M.D. Ph.D., our former Chief Executive Officer and Michael Rogers, our former Chief Financial and Business Officer. The material terms of the employment agreements and separation agreements with our 2019 named executive officers are described below. The terms “change of control,” “cause” and “good reason” referred to below are defined in the applicable employment agreement or separation agreement.

Executive Employment Agreement with Joseph H. Gardner

Dr. Gardner entered into an employment agreement with us in March 2017.  Pursuant to his employment agreement, Dr. Gardner receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus. For 2019, Dr. Gardner’s base salary was equal to $420,000, and his target incentive compensation equal to 50% of his base salary. Dr. Gardner is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Gardner’s employment agreement provides that, in the event that his employment is terminated by us without cause or he resigns for “good reason” thereafter, and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Gardner had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Gardner in which Dr. Gardner would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Gardner shall be paid in a lump sum.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Gardner’s employment is terminated by us without cause or Dr. Gardner resigns for good reason, in either case within 18 months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to one and a half (1.5) times the sum of both (x) Dr. Gardner’s then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Dr. Gardner.

In addition, Dr. Gardner remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Dr. Gardner’s employment and for one year thereafter.

Executive Employment Agreement with Regina Marek

Ms. Marek entered into an employment agreement with us in November 2019.  Pursuant to her employment agreement, Ms. Marek receives an annual base salary, which is subject to annual review and adjustment, and she is eligible to earn an annual cash incentive bonus.  For 2019, Ms. Marek’s base salary was equal to $240,000, which was increased to $270,000 in November 2019, and her target annual incentive compensation was equal to 30% and increased to 35% of her base salary in November 2019. Ms. Marek is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Ms. Marek’s employment agreement provides that, in the event that her employment is terminated by us without “cause” or Ms. Marek resigns for “good reason” subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) an amount equal to twelve months of her base salary, (ii) if Ms. Marek is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of twelve months following termination or the end of Ms. Marek’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Ms. Marek had she remained employed with us, and (iii) acceleration of all time-based equity awards held by Ms. Marek in which Ms. Marek would have vested if she had remained employed for an additional twelve months. All amounts payable to Ms. Marek shall be made in substantially equal installments over twelve months following her termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Ms. Marek’s employment is terminated by us without cause or Ms. Marek resigns for good reason, in either case within 15 months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she will be entitled to receive (i) a lump sum cash payment equal to one and a half (1.5) times the sum of both (x) Ms. Marek’s then-current base salary (or her base salary in effect immediately prior to the change in control, if higher) plus (y) Ms. Marek’s target annual incentive compensation (or her target annual incentive compensation in effect immediately prior to the change in control, if larger), (ii) if Ms. Marek is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Ms. Marek’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to her had she remained employed with us and (iii) full acceleration of all time-based equity awards held by Ms. Marek.

In addition, Ms. Marek remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the new employment agreement from her prior employment agreement. These restrictive covenants apply during the term of Ms. Marek’s employment and for one year thereafter.

Executive Employment Agreement with Kevin G. Peters

Dr. Peters entered into an employment agreement with us in March 2017.  Pursuant to his employment agreement, Dr. Peters receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus.  For 2019, Dr. Peters’ base salary was equal to $360,000, and his target incentive compensation equal to 40% of his base salary. Dr. Peters is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Peters’ employment agreement provides that, in the event that his employment is terminated by us without cause or he resigns for “good reason” thereafter, and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Peters is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Peters’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Peters had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Peters in which Dr. Peters would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Peters shall be paid in a lump sum.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Peters’ employment is terminated by us without cause or Dr. Peters resigns for good reason, in either case within 18 months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to equal to one and a half (1.5) times the sum of (x) Dr. Peters’ then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Peters is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Dr. Peters’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Dr. Peters.

In addition, Dr. Peters remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Dr. Peters’ employment and for one year thereafter.

Executive Employment Agreement with Stephen Hoffman

Dr. Hoffman entered into an employment agreement with us in December 2017. Pursuant to his employment agreement, Dr. Hoffman received an annual  base salary, which was subject to annual review and adjustment, and he was eligible to earn an annual cash incentive bonus.  For 2019, Mr. Hoffman’s base salary was equal to $498,200 and his target annual incentive compensation was equal to 50% of his base salary. Dr. Hoffman was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Hoffman’s employment agreement provided that, in the event that his employment was terminated by us without “cause” or Dr. Hoffman resigned for “good reason” subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he was entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Hoffman was participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Hoffman’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Hoffman had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Hoffman in which Dr. Hoffman would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Hoffman would be made in substantially equal installments over twelve months following his termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Hoffman’s employment was terminated by us without cause, or Dr. Hoffman resigned for good reason, in either case within fifteen months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he would be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of (x) Dr. Hoffman’s then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Hoffman was participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Hoffman’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) acceleration of all time-based equity awards held by Dr. Hoffman in which Dr. Hoffman would have vested if he had remained employed for an additional twelve months.

Separation Agreement with Stephen Hoffman

On October 25, 2019, we entered into a separation agreement and release with Stephen Hoffman, our former

Chief Executive Officer. Under the separation agreement, in exchange for granting and not revoking a customary release agreement, Dr. Hoffman became entitled to receive (i) an amount equal to twelve months of his base salary

of $498,200, payable in substantially equal installments in accordance with our payroll practice over twelve    months, provided that Dr. Hoffman has not breached any of his continuing obligations, and (ii) reimbursement of COBRA premiums for health benefit coverage for up to twelve months, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Hoffman had he remained employed with us. Additionally, all time-based equity awards held by Dr. Hoffman, that would have vested had Dr. Hoffman remained employed by us for an additional twelve months following October 25, 2019 vested and became exercisable or non-forfeitable. Moreover, the portion of his May 14, 2019 grant that accelerated pursuant to the foregoing sentence shall remain exercisable for two years following the termination of his employment.

In addition, Dr. Hoffman remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which were incorporated by reference into his separation agreement. These restrictive covenants applied during the term of Dr. Hoffman’s employment and will continue to apply for one year thereafter.

Executive Employment Agreement with Michael Rogers

Mr. Rogers entered into an employment agreement with us in November 2017. Pursuant to his employment agreement, Mr. Rogers received an annual base salary, which was subject to annual review and adjustment, and he was eligible to earn an annual cash incentive bonus.  For 2019, Mr. Rogers’ base salary was equal to $386,000, which was increased to $415,000 in May 2019, and his target annual incentive compensation was equal to 40% and increased to 50% of his base salary in May 2019. Mr. Rogers was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Mr. Rogers’ employment agreement provided that, in the event that his employment is terminated by us without “cause” or Mr. Rogers resigned for “good reason” subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he would be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Mr. Rogers was participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Mr. Rogers’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Mr. Rogers had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Mr. Rogers in which Mr. Rogers would have vested if he had remained employed for an additional twelve months. All amounts payable to Mr. Rogers would be made in substantially equal installments over twelve months following his termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Mr. Rogers’ employment was terminated by us without cause or Mr. Rogers resigned for good reason, in either case within 12 months following a “change in control”, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he would be entitled to receive (i) a lump sum cash payment equal to 1 times the sum of (x) Mr. Rogers’ then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Mr. Rogers was participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of six months following termination or the end of Mr. Rogers’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Mr. Rogers.

Separation Agreement with Michael Rogers

On October 25, 2019, we entered into a separation agreement and release with Michael Rogers, our former Chief Financial and Business Officer. Under the separation agreement, in exchange for granting and not revoking a customary release agreement, Mr. Rogers became entitled to receive (i) an amount equal to twelve months of his base salary of $415,000, payable in substantially equal installments in accordance with our payroll practice over twelve months, provided that Mr. Rogers has not breached any of his continuing obligations, and (ii) reimbursement of COBRA premiums for health benefit coverage for up to twelve months, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Rogers had he remained employed with us. Additionally, all time-based equity awards held Mr. Rogers that would have vested had Mr. Rogers remained employed by us for an additional twelve months following October 25, 2019 vested and became exercisable or non-forfeitable. Moreover, the portion of his May 14, 2019 grant that accelerated pursuant to the foregoing sentence shall remain exercisable for two years following the termination of his employment.

In addition, Mr. Rogers remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which were incorporated by reference into his separation agreement. These restrictive covenants applied during the term of Mr. Rogers’ employment and will continue to apply for one year thereafter.

Retirement Plan

We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary. We made no contributions during the year ended December 31, 2019. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans, each of which was approved by our stockholders: our 2011 Plan, our 2017 Plan and our Amended and Restated 2017 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
	(1)
Equity compensation plans approved by security holders (1)	4,999,588	$2.41	1,983,093	(2)
Equity compensation plans not approved by security holders (3)	336,262	$5.50
Total	5,335,850	$2.60	1,983,093	(2)
(1)	Includes the following plans: our 2011 Equity Incentive Plan, our 2017 Stock Option and Incentive Plan and our Amended and Restated 2017 Employee Stock Purchase Plan.

(2)

Excludes (i) 1,623,520 additional shares of common stock that may be issued pursuant to our 2017 Stock Option and Incentive Plan pursuant to an automatic annual increase effective on January 1, 2020 and (ii) 350,000 additional shares of common stock that may be issued pursuant to our Amended and Restated 2017 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2020.

(3)	Includes 336,262 shares issued as inducement grants outside of our equity compensation plans. These inducement grants generally have the same terms and conditions as our 2017 Plan.

DIRECTOR COMPENSATION

On March 15, 2017, we adopted a compensation policy for our non-employee directors, or the Director Compensation Program that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation, paid quarterly, as follows:

•	Each non-employee director will receive an annual cash retainer in the amount of $35,000 per year.
•	Any non-employee Chairman will receive an additional annual cash retainer in the amount of $25,000 per year.
•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $3,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, upon the director’s initial appointment or election to our Board, each non-employee director will receive an option (the Initial Grant) to purchase shares of our common stock with an aggregate grant date fair value (as defined below) equal to $181,400. In addition, each non-employee director who has been serving as a director for the prior three months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the date of such annual stockholder meeting, an option (the Annual Grant) to purchase shares of our common stock with an aggregate grant date fair value equal to $90,700. For purposes of the Initial Grant and the Annual Grant, “grant date fair value” will mean the fair value of an award as of the date of grant as determined in accordance with ASC Topic 718, “Share-Based Payment”, using the Black-Scholes pricing model and the valuation assumptions used by the company in accounting for options as of such date of grant. The Initial Grant will vest as to one-third of the shares subject to Initial Grant on each yearly anniversary of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date of the next annual stockholder meeting, subject to continued service through such vesting date. In June 2019, for the 2019 Annual Grant, we granted to each of our non-employee directors as of the date of the 2019 annual meeting of stockholders a fixed number of options to purchase 21,400 shares of our common stock.

2019 Director Compensation Table

The following table sets forth information for the year ended December 31, 2019, regarding the compensation awarded to, earned by or paid to our non-employee directors as of December 31, 2019. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Drs. Gardner and Hoffman as employees of the Company is presented in “Executive Compensation—Summary Compensation Table—2019”.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Total($)
Muneer A. Satter (1)	$63,500	$11,985	$75,485
Caley Castelein, M.D. (2)	42,500	11,985	54,485
Cheryl Cohen (3)	47,500	11,985	59,485
Anupam Dalal, M.D. (4)	45,000	11,985	56,985
Pravin U. Dugel, M.D. (5)	35,000	11,985	46,985
Chau Khuong (6)	42,000	11,985	53,985
Steven Prelack (7)	50,000	11,985	61,985

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2019 and 2018. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.

(2)	As of December 31, 2019, Mr. Satter held 42,800 unexercised options.
(3)	As of December 31, 2019, Dr. Castelein held 42,800 unexercised options.
(4)	As of December 31, 2019, Ms. Cohen held 64,200 unexercised options.
(5)	As of December 31, 2019, Dr. Dalal held 42,800 unexercised options.
(6)	As of December 31, 2019, Dr. Dugel held 62,042 unexercised options,
(7)	As of December 31, 2019, Mr. Khuong held 42,800 unexercised options.
(8)	As of December 31, 2019, Mr. Prelack held 42,800 unexercised options.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock at April 15, 2020 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 15, 2020 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 40,588,004 shares of common stock outstanding as of April 15, 2020. Shares of common stock that a person has the right to acquire within 60 days of April 15, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Trusts and Other Entities affiliated with Muneer A. Satter(1)	5,621,835	13.9%
Entities affiliated with OrbiMed Private Investments V, LP(2)	5,193,946	12.8%
Novartis Bioventures Ltd.(3)	3,495,935	8.6%
BML Investment Partners, L.P.(4)	2,290,231	5.6%
Named Executive Officers and Directors:
Muneer A. Satter(5)	5,643,235	13.9%
Chau Khuong(6)	5,215,346	12.8%
Steven Prelack(7)	21,400	*
Caley Castelein(8)	301,307	*
Cheryl Cohen (9)	14,552	*
Anupam Dalal(10)	23,669	*
Pravin Dugel(11)	40,642	*
Joseph Gardner(12)	1,104,624	2.7%
Kevin Peters(13)	435,411	1.1%
Regina Marek(14)	72,133	*
All directors and executive officers as a group (10 persons) (15)	12,872,319	31.1%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based solely on a Schedule 13D/A filed with the SEC on January 11, 2019, consists of (a) 976,568 shares of common stock that are held by the Muneer A. Satter Revocable Trust for which Muneer A. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, (b) 1,145,267 shares of common stock that are held by various other trusts and other entities for which Muneer A. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares (collectively, the “Satter Investors”), and (c) 3,500,000 shares of common stock that are held by Satter Medical Technology Partners, L.P., or SMTP, and Muneer A. Satter has sole voting and dispositive power over all such shares. The address of the Satter Investors and SMTP is c/o Satter Management Co., L.P., 676 North Michigan Avenue, Suite 4000, Chicago, Illinois 60610.

(2)

Based solely on a Schedule 13D/A filed with the SEC on July 2, 2018, consists of 5,193,946 shares of common stock owned directly by OrbiMed Private Investments V, LP, or OPI V. OrbiMed Capital GP V LLC, or GP V, is the general partner of OPI V. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP V. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed. By virtue of such relationships, GP V, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI V and as a result may be deemed to have beneficial ownership of such shares. Chau Khuong, an employee of OrbiMed, is a member of our Board. Each of GP V, OrbiMed, Mr. Isaly and Mr. Khuong disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his pecuniary interest therein, if any. The address of OrbiMed Investments and OrbiMed Associates is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

Consists of 3,495,935 shares of common stock owned directly by Novartis Bioventures, Ltd. The board of directors of Novartis Bioventures Ltd. has sole voting and investment control and power over such shares. None of the members of its board of directors has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares. Novartis Bioventures Ltd. is an indirectly-owned subsidiary of Novartis AG. The address of Novartis Bioventures Ltd. is 131 Front Street, Hamilton, HM12, Bermuda.

(4)

Based solely on a Schedule 13G filed with the SEC on March 9, 2020, consists of 2,290,231 shares of common stock owned directly by BML Investment Partners, L.P. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. 65 The address of BML Investment Partners, L.P. is 65 E Cedar - Suite 2  Zionsville,  Indiana  46077.

(5)	Consists of (i) the shares noted in footnote 1 and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.
(6)	Consists of (i) the shares noted in footnote 2 and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.
(7)	Consists of 21,400 shares of common stock issuable directly to Steven Prelack upon the conversion of options within 60 days of April 15, 2020.
(8)	Consists of (i) 279,907 shares of common stock held directly by Caley Castelein and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.
(9)	Consists of 14,552 shares of common stock issuable directly to Cheryl Cohen upon the conversion of options within 60 days of April 15, 2020.
(10)	Consists of (i) 2,269 shares of common stock held directly by Anupam Dalal and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.
(11)	Consists of 40,642 shares of common stock issuable directly to Pravin Dugel upon the conversion of options within 60 days of April 15, 2020.
(12)

Consists of (i) 453,019 shares of common stock held directly by Joseph Gardner, (ii) 150,000 shares of common stock held in a family trust for the benefit of Dr. Gardner’s children and (iii) 501,605 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.

(13)	Consists of 320,536 shares of common stock held directly by Kevin Peters and (ii) 114,875 shares of common stock issuable upon the conversion of options within 60 days of April 15, 2020.

(14) Consists of 11,625 shares of common stock held directly by Regina Marek and (ii) 60,508 shares of common stock issuable directly to Regina Marek upon the conversion of options within 60 days of April 15, 2020.

(15) Includes an aggregate of 839,182 shares issuable upon exercise of stock options within 60 days of April 15, 2019 held by our executive officers and directors as a group.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and executive officers in certain circumstances. See “Certain Relationships and Related Transactions, and Director Independence —Indemnification Agreements and Directors’ and Officers’ Liability Insurance.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

The following is a description of transactions since January 1, 2018 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the years ended December 31, 2018 and December 31, 2019, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

Sales and Purchases of Securities

Public Offering

On June 26, 2018, we completed a follow-on underwritten public offering, in which we sold 11,688,000 shares of common stock at a price to the public of $3.85 per share for aggregate gross proceeds of $41.9 million. On July 2, 2018, we sold an additional 1,720,200 shares of common stock pursuant to the exercise of the underwriters’ 30-day option to purchase additional shares of our common stock at the public offering price less the underwriting discount. We refer to this offering as the 2018 Offering. The net proceeds to us from the 2018 Offering, including the exercise by the underwriters of their option to purchase additional shares and after deducting underwriters’ discounts and commissions and other offering costs and expenses was $48.1 million.

The table below sets forth the shares purchased by our directors, executive officers, or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof.

Name	Shares Purchased	Aggregate Purchase Price
Trusts and Other Entities affiliated with Muneer A. Satter(1)	1,818,182	$7,000,000
OrbiMed Private Investments V, L.P.(2)	777,500	$2,993,375

(1)	Consists of 1,818,182 shares held by Satter Medical Technology Partners, L.P. (“SMTP”). SMTP is affiliated with Muneer A. Satter, who is on our Board.
(2)	Chau Khuong, who is on our Board, is affiliated with this entity.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Employment Agreements and Offer Letters

Each of our executive officers is employed with us under the terms of their employment agreement or offer letter, as applicable. For more information regarding these employment agreements for Messrs. Gardner and Peters and Ms. Marek, see the section titled “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2019 Year End.”

Other Transactions

We have granted stock options to our executive officers. For a description of these stock options granted to such individuals, see the section titled “Executive Compensation.” We have also granted stock options to certain members of the Board and will do so in the future pursuant to our non-employee director compensation policy. For a description of these stock options, see the section titled “Management—Director Compensation Table.”

Policies and Procedures for Related-Person Transactions

Our Board has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. Furthermore, all related-person transactions with a majority stockholder requires a supermajority (66 2/3%) vote of the directors then in office. All of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL TWO

APPROVAL OF A POTENTIAL AMENDMENT TO OUR

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1-for-15 to 1-for-25, SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS

Overview

Our Board has adopted, and is recommending that our stockholders approve, an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) which would effect a reverse stock split of our issued and outstanding common stock at a ratio within a range of 1-for-15 to 1-for-25, with our Board having the discretion and authority to determine at which ratio to effect, if at all, prior to twelve months after the approval at the Annual Meeting, as determined by the Board in its sole discretion. The primary purpose of the reverse stock split is to raise the per share trading price of the Company’s common stock to broaden the Company’s investor base as many institutional investors and mutual funds have rules against purchasing a stock whose price is below a certain threshold. An increase in the Company’s share price may also enable the Company to maintain the listing of its common stock on the Nasdaq Capital Market.

No further action on the part of stockholders will be required to implement or abandon the reverse stock split, or to select a ratio for the reverse stock split. If the proposal is approved by stockholders and the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details. The Board reserves its right to decline to file the Amendment if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

We are proposing that the Board have the discretion to select the reverse stock split ratio from within a range, rather than proposing that stockholders approve a specific ratio, in order to give the Board the flexibility to implement a reverse stock split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Determination of Reverse Stock Split Ratio.” If the Board decides to implement a reverse stock split, the Company will file a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware and the reverse stock split will be effective when it is filed with the Secretary of State of the State of Delaware or such later time as is chosen by the Board and set forth in the Certificate of Amendment.

The form of Certificate of Amendment to accomplish the reverse stock split is attached to this proxy statement as Appendix A. The following discussion is qualified in its entirety by the full text of the proposed Amendment, which is hereby incorporated by reference.

Purposes of the Reverse Stock Split

The Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of the common stock. The Board believes that the reverse stock split will result in a higher per share trading price, which is intended to enable the Company to maintain the listing of its common stock on the Nasdaq Capital Market and generate greater investor interest in the Company. Our common stock traded as low as $          per share and as high as $         per share during the 12-month period ended April 27, 2020. The market price of our common stock has been and is expected to continue to be highly volatile. The Board believes that a potential increase in the market price of our common stock as a result of the reverse stock split may improve marketability and liquidity of our common stock and further encourage interest and trading in our common stock. It is possible that some institutional investors and investment funds may be reluctant to invest, and, in some cases, may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. The reverse stock split could increase our market price to a level that would be viewed more favorably by potential investors. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stock. A higher stock price after the reverse stock split may reduce this concern.

The Board also believes that stockholder approval of this proposal granting our Board  discretion to effect the reverse stock split provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, general economic conditions prevailing in our industry and in the marketplace, our capitalization, existing and expected trading prices for our common stock, and the continued listing requirements of the Nasdaq Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our Board does not deem it to be in the best interests of the Company and its stockholders.

Determination of Reverse Stock Split Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio within a range of 1-for-15 to 1-for-25, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors including:

•	the historical and projected performance of our common stock;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to continue our common stock’s listing on the Nasdaq Capital Market;
•	our capitalization (including the number of shares of our common stock issued and outstanding);
•	our funding requirements;
•	the prevailing trading price for our common stock and the volume level thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed, is to give the Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interest, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of common stock and other holdings, such as stock options or warrants.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon any reverse stock split without further action by our stockholders at any time before the Amendment becomes effective pursuant to the Delaware General Corporation Law (the “Effective Time”), even if the authority to effect the amendment to the Charter is approved by our stockholders. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, or abandon the proposed reverse stock split and amendment to the Charter if the Board should decide, in its sole discretion, that such action is in the best interests of our stockholders.

Impact of the Proposed Reverse Stock Split If Implemented

Effect on Outstanding Shares

A reverse stock split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. We will not change the number of shares of common stock currently authorized. However, upon the effectiveness of a reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding as a result of the reverse stock split. We would reserve for issuance any authorized but unissued shares of common stock that would be made available as a result of the proposed reverse stock split. The immediate effect of the reverse stock split would be to reduce the number of shares of our common stock outstanding and to increase the per-share trading price of our common stock. Because such a reduction in the number of shares of our common stock outstanding is not accompanied by a proportionate reduction in the number of authorized shares under our certificate of incorporation, we will have the ability under our certificate of incorporation to issue new shares of common stock up to the original limit set forth therein. We may issue additional shares of common stock or securities convertible into shares of common stock from time to time in the future and, to the extent that we do so, the shareholdings of our existing stockholders will be diluted by such issuances.

As of April 27, 2020, there were 300,000,000 shares of common stock authorized and                   shares of  common stock issued and outstanding. In addition, as of April 27, 2020, there were 10,000,000 shares of undesignated Preferred Stock authorized.

The following table illustrates the effects of a reverse stock split at various potential ratios, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock as of April 27, 2020:

	Authorized Shares of Common Stock Prior to Reverse Split	Authorized Shares of Preferred Stock Prior to Reverse Split	Issued and Outstanding Shares of Common Stock Prior to Reverse Split	Issued and Outstanding Shares of Preferred Stock Prior to Reverse Split	Authorized Shares of Common Stock Following Reverse Split	Authorized Shares of Preferred Stock Following Reverse Split	Issued and Outstanding Shares of Common Stock Following Reverse Split	Issued and Outstanding Shares of Preferred Stock Following Reverse Split

One-for-15	300,000,000	10,000,000		—	300,000,000	10,000,000		—
One-for-20	300,000,000	10,000,000		—	300,000,000	10,000,000		—
One-for-25	300,000,000	10,000,000		—	300,000,000	10,000,000		—

Except for the shares of common stock issuable from (i) the exercise of outstanding options and (ii) the exercise of outstanding warrants, the Company does not have any plans, proposals, or arrangements to issue any of our authorized but unissued shares of common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, we currently expect that the common stock will continue to be traded on the Nasdaq Capital Market under the symbol “ARPO.”

Effect on Existing Stockholders

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock. However, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any of the stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning only a fractional share as described below).

Effect on Outstanding Stock Awards; Stock Plans

If the reverse stock split is implemented, the number of shares of common stock subject to outstanding options and warrants, and the number of shares reserved for future issuance under the Company’s 2017 Stock Option and Incentive Plan and Amended and Restated 2017 Employee Stock Purchase Plan, will be reduced by the same ratio as the reduction in the outstanding shares. Correspondingly, the exercise price for individual outstanding options and warrants, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options and warrants will be unaffected, but following a reverse stock split such exercise price will apply to a reduced number of shares.

As of the record date for the Annual Meeting, there were                    shares of common stock issued and outstanding. An aggregate of                    total shares of common stock is issuable upon exercise of outstanding options and warrants under our 2017 Stock Option and Incentive Plan.

The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.001 per share after the reverse stock split.

Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

No Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, stockholders of record who, at the Effective Time,  would otherwise be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

Implementation of Reverse Stock Split; Certificate of Amendment

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will file the Amendment, which will provide that:

•

each number shares of our common stock (to be determined in the sole discretion of the Board as described above), issued and outstanding immediately prior to the Effective Time, will be automatically combined into one validly issued, fully paid and non-assessable share of our common stock;

•	no certificates representing fractional shares of our common stock will be issued in connection with the reverse stock split;
•	holders of our common stock who would otherwise be entitled to receive fractional shares of our common stock will be entitled to rounding up of the fractional share to the nearest whole number; and
•

each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) will thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate was combined, subject to the elimination of fractional share interests as described in the bullet above;

provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split. The Certificate of Amendment will become effective when it is filed with the Secretary of State of the State of Delaware or such later time as is set forth in the Certificate of Amendment.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:

•	The reduced number of shares of our common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.
•

A reverse stock split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•

A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

•

There can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing market price of our common stock on April 27, 2020 of $         per share of common stock, if the stockholders approve this proposal and the Board selects and implements a reverse stock split ratio of one-for-15, there can be no assurance that the post-split market price of our common stock would be $          per share or greater.  Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•

If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

•

Because the reverse stock split will not affect the number of authorized shares of common stock or preferred stock, a reverse stock split will have the effect of increasing the number of authorized but unissued shares of our common stock. The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the reverse stock split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post- reverse stock split shares. If a stockholder is entitled to post- reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the effectiveness of the reverse stock split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Certain Material U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations relating to the reverse stock split that may be relevant to holders of our common stock.  This summary addresses only with a U.S. holder (as defined below) who holds common stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax Considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. holders who may be subject to special tax rules, such as:

•	partnerships;
•	financial institutions;
•	insurance companies;
•	real estate investment trusts;
•	regulated investment companies;
•	grantor trusts;
•	tax-exempt organizations;
•	dealers or traders in securities or currencies;
•

stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or
•	U.S. expatriates, or
•	stockholders who acquire shares of our common stock in connection with employment or other performance of services.

Moreover, this description does not address the U.S. state or local tax, any foreign tax considerations, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the reverse stock split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISERS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES.

Tax Consequences to the Company

The reverse stock split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. If the reverse stock split qualifies as a recapitalization, then the Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

If the reverse stock split qualifies as a recapitalization, then a U.S. holder generally will not recognize gain or loss on the reverse stock split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the reverse stock split is not clear. We intend to treat the issuance to a holder of a whole share in exchange for a fractional share as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Other Tax Considerations for U.S. Holders

The state and local tax consequences of the reverse stock split may vary significantly as to each U.S. holder depending upon the jurisdiction in which such holder resides. U.S. holders are urged to consult their own tax advisors regarding the specific tax consequences to them of the reverse stock split, including the applicable federal, state, local and foreign tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

No Dissenters’ Rights

The holders of shares of common stock will have no dissenters’ rights of appraisal under Delaware law, the Charter or the Bylaws with respect to the proposed Amendment to accomplish the reverse stock split.

Required Vote

Approval of this proposal requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS  RECOMMENDS THAT YOU VOTE “FOR” THE POTENTIAL
AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1-for-15 to 1-for-25, SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2019 was Ernst & Young LLP, and we are asking you and other stockholders to ratify this appointment for the fiscal year ending December 31, 2020.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification of the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

The following table summarizes the fees of Ernst and Young LLP, our independent registered public accounting firm, for each of the last two fiscal years.

Audit Fees

	Year Ended December 31,
Fee Category:	2019	2018
Audit fees	$280,920	$485,879
Audit-related fees	—	—
Tax fees	24,096	24,096
All other fees	—	—
Total Fees	$305,016	$509,975

Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Tax Fees

Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

In 2017, the Audit Committee approved a formal policy concerning approval of audit and non-audit services to be provided by the Company by its independent registered public accounting firm, Ernst & Young LLP. The policy requires that all services to be provided by Ernst & Young LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board preapproved all audit and non-audit services provided by Ernst & Young LLP during the years ended December 31, 2019 and 2018.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Audit Committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Aerpio specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC. The Board has designated Mr. Prelack as an "Audit Committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed our consolidated financial statements for 2019 and met with management, as well as with representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal control, including internal control over financial reporting and the overall quality of the Company's financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the consolidated financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2019 be included in its Annual Report on Form 10-K for the fiscal year 2019.

Audit Committee

Steven Prelack (Chairperson)

Caley Castelein

Cheryl Cohen

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document upon written or oral request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary, telephone: (513) 985-1920.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ADDITIONAL INFORMATION

Stockholder Communications

The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board as a whole, securityholders may send such communication to the attention of the Company's Chair of the Board via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio  45242, Attn: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8of the Securities Exchange Act of 1934, as amended (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting is more than 30 days before or after such anniversary date, notice must be delivered on or before the 10th day following the day on which public announcement of the date of such meeting is first made.

As to any proposal other than the nomination of a director, the stockholder must be of record at the time the notice is made and state (i) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

As to proposals regarding the nomination of members of the board, any nomination must be made by a stockholder of record at the time the notice is made and state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the nomination is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or a Derivative Instrument directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee  or nominees or otherwise to solicit proxies or votes from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

The advance notice requirements for the Annual Meeting follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 28, 2020. Such proposals must be delivered to our Secretary, c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

Appendix A

Certificate of Amendment of

Amended and Restated Certificate of Incorporation of

Aerpio Pharmaceuticals, Inc.

Aerpio Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

(1)	The name of the Corporation is Aerpio Pharmaceuticals, Inc..
(2)	The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 15, 2017.
(3)

Pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment hereby further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

a.	Section 1 of Article IV is hereby amended and restated to read in its entirety as follows:

1. The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred ten million (310,000,000), of which (i) three hundred million (300,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”). Upon the filing and effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, every            issued and outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination. All fractional shares shall be rounded up to the nearest whole number of shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

(4)

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly proposed and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the affirmative vote of the holders of a majority of the Corporation’s outstanding stock entitled to vote thereon.

(5)	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this        day of        2020.

By:

Joseph Gardner

     President

ANNUAL MEETING OF STOCKHOLDERS OF AERPIO PHARMACEUTICALS, INC. June 24, 2020 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/21404/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230030000000001000 6 062420 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. To elect two Class III directors to hold office until the 2023 annual meeting of stockholders: O Joseph Gardner O Steven Prelack 2. To approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors. 3. To ratify the appointment of Ernst & Young LLP as Aerpio's independent registered public accounting firm for the fiscal year ending December 31, 2020. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230030000000001000 6 062420 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/21404/ MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ANNUAL MEETING OF STOCKHOLDERS OF AERPIO PHARMACEUTICALS, INC. June 24, 2020 1. To elect two Class III directors to hold office until the 2023 annual meeting of stockholders: O Joseph Gardner O Steven Prelack FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 2. To approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors. 3. To ratify the appointment of Ernst & Young LLP as Aerpio's independent registered public accounting firm for the fiscal year ending December 31, 2020. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 AERPIO PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on June 24, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Joseph Gardner and Regina Marek, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock of Aerpio Pharmaceuticals, Inc. which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Aerpio Pharmaceuticals, Inc. to be held at 10:30 AM, Eastern Time on June 24, 2020 at 9987 Carver Road, Suite 420, Cincinnati, OH 45242, and at any adjournments or postponements thereof, as follows (Continued and to be signed on the reverse side.) 1.1

To elect two Class III directors to hold office until the 2023 annual meeting of stockholders: Joseph Gardner Steven Prelack 2. To approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors. 3. To ratify the appointment of Ernst & Young LLP as Aerpio's independent registered public accounting firm for the fiscal year ending December 31, 2020. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. NOMINEES: You cannot use this notice to vote by mail. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/12/20. Please visit http://www.astproxyportal.com/ast/21404/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of AERPIO PHARMACEUTICALS, INC. To Be Held On: June 24, 2020 10:30 AM Eastern Time at 9987 Carver Road, Suite 420, Cincinnati, OH 45242